EXHIBIT 10.13
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                            CONFIDENTIALITY AGREEMENT
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This Agreement is made by and between MacroChem Corporation, having a place of business at 110 Hartwell Avenue, Lexington, Massachusetts 02421 (the "Company"), and Glenn Deegan, 27 Allerton Road, Milton, MA 02186, (the "Employee").

In consideration of the Employee's employment or continued employment by the Company, the Company and the Employee hereby agree as follows:

It is agreed that the Employee will promptly disclose and assign to the Company all inventions made by the Employee while in its employment, which shall be within the existing or contemplated scope of the Company's business, together with such patent or patents as may be obtained thereon, in the United States and all foreign countries, and will execute all proper papers for use in applying for, obtaining and maintaining such United States and foreign patents as the Company may desire, and will execute and deliver all proper assignments thereof when so requested.

It is understood and agreed that the Employee will not, without written approval of the Company, disclose or use, or enable anyone else to disclose or use either during the Employee's term or service or subsequent thereto, any confidential information acquired in the course of his service for the Company. The term "confidential information" shall include secret processes, formulas and business and financial information without being limited thereto.

The preceding paragraph shall not apply to the disclosure of confidential information by an employee or consultant of the Company to a fellow employee or consultant of the Company, provided such disclosure is necessary to the performance of the normal duties of each such person. It is further understood and agreed that all documents of any description pertaining to the Company activities in the possession of the Employee including without limitation as to generality, notebooks, notes, data sheets, records and blueprints, shall be the property of the Company, and that any such documents, including copies thereof, shall be surrendered to the Company upon termination.

     GLENN DEEGAN                                MACROCHEM CORPORATION


By: /s/ Glenn E. Deegan                       By:/s/ Robert J. Palmisano
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Date: 06/08/01                                Date:  06/10/01
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